Cimarex Energy Reports 2013 Third Quarter Results

- Record Daily Production Averages 716.8 MMcfe/d Up 13% Year-over-Year

- Wolfcamp A Long Lateral in Reeves County averages 1,816 BOE/d over 30 days

- Upsized Frac Yields Higher IP in Culberson County Wolfcamp

DENVER, Nov. 6, 2013 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported third quarter 2013 net income of $138.4 million, or $1.59 per diluted share. This compares to 2012 third quarter net income of $84.3 million, or $0.97 per diluted share. Excluding the mark-to-market of open derivative positions, third quarter 2013 earnings were $1.62 per diluted share versus $1.01 per diluted share in the third quarter of 2012(1).

Revenue from the sale of oil, natural gas and natural gas liquids (NGL) totaled $549.6 million in the third quarter of 2013 compared to $397.4 million in the same period of 2012. Third quarter 2013 adjusted cash flow from operations was $394.0 million versus $291.2 million a year ago(2).

Production volumes averaged a record 716.8 million cubic feet equivalent (MMcfe) per day in the third quarter, a 13 percent increase over third quarter 2012 output of 635.1 MMcfe per day. Oil production grew 21 percent over the same period last year to a record 39,292 barrels per day. Permian oil production reached 31,993 barrels per day. Third quarter 2013 production volumes were 48 percent natural gas, 33 percent oil and 19 percent NGL.

The increase in third quarter revenue and cash flow was the result of higher production volumes and improved commodity prices. For the third quarter of 2013 natural gas prices averaged $3.72 per thousand cubic feet (Mcf) up 33 percent year-over-year and oil prices for the quarter averaged $102.88 per barrel up 17 percent from the third quarter a year ago.

Long-term debt at September 30, 2013, was $900 million comprised of $750 million of senior notes and $150 million of borrowings under the company's senior unsecured revolving credit facility. Debt to total capitalization at quarter-end was 19 percent(3).

Cimarex Chairman and CEO, Tom Jorden, said, "The third quarter not only produced excellent financial results, it was also a period of strong technical momentum in the Texas Delaware Basin Wolfcamp shale. We completed a Reeves County Wolfcamp A horizontal well using a 10,000-foot lateral and have also tested upsized frac stages on our traditional 5,000-foot lateral, increasing the number from 12 stages to 20. Both were operational and economic successes. These new completion techniques will most certainly play into our future development plans for this large, stacked-pay resource."

Cimarex invested $388 million on exploration and development during the third quarter bringing the total invested year-to-date to $1.2 billion. The Permian Basin accounts for 65 percent of the capital investment in 2013.

Cimarex drilled a total of 112 gross (52 net) wells during the quarter, of which 111 were completed as producers. At quarter-end, 50 gross (22 net) wells were awaiting completion.

Wells Drilled and Completed by Region

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Gross wells
Permian Basin	42	37	132	131
Mid-Continent	67	55	154	119
Gulf Coast/Other	3	1	5	3
	112	93	291	253
Net wells
Permian Basin	28	24	87	88
Mid-Continent	21	23	56	49
Gulf Coast/Other	3	-	4	1
	52	47	147	138
% Gross wells completed as producers	99%	99%	99%	97%

Permian Basin Update
Production from the Permian Basin averaged 352.0 MMcfe per day for the third quarter, an increase of 28 percent over third quarter 2012 and a ten percent increase sequentially. Quarterly oil volumes increased 28 percent year-over-year to 31,993 barrels per day and accounted for 55 percent of the region's total production for the quarter.

Cimarex drilled and completed 42 gross (28 net) Permian Basin wells during the third quarter, bringing the total for 2013 to 132 gross wells (87 net). All wells drilled in the region during the third quarter were completed as producers. At September 30, 15 gross (10 net) wells were awaiting completion. Drilling took place in the Delaware Basin of Texas and southeast New Mexico, mainly targeting the Bone Spring and Wolfcamp formations.

Year-to-date, 60 gross (35 net) New Mexico Bone Spring wells have been drilled and completed. Per well first 30-day average gross production from these wells averaged approximately 670 barrels of oil equivalent (BOE) per day (84 percent oil). Year-to-date Ward County, Texas, Third Bone Spring drilling totaled 33 gross (24 net) wells with per well first 30-day average gross production rates of approximately 1,000 BOE per day (80 percent oil).

In the Culberson area, Cimarex is drilling both horizontal Bone Spring and Wolfcamp wells. Year-to-date 13 gross (nine net) Bone Spring wells have been drilled and completed with per well first 30-day average gross production of 820 BOE per day (60 percent oil). Cimarex has also drilled 12 gross (8 net) horizontal Wolfcamp wells in Culberson County in 2013, bringing total Wolfcamp wells in the area to 41 gross (36 net). Per well first 30-day production rates on the 41 Wolfcamp wells drilled-to-date in the Wolfcamp C and D have averaged 6.2 MMcfe per day, comprised of 42 percent gas, 28 percent oil and 30 percent NGL (assuming full NGL recovery).

Cimarex completed two wells in Culberson County using an upsized frac design. The Tim Tam 24 Fee #1H was completed to the Wolfcamp D using 20 frac stages with a 5,000-foot lateral and had first 30-day average gross production of 7.8 MMcfe per day, higher than the average 12-stage completion rate of 6.2 MMcfe per day. In addition, Cimarex completed a Wolfcamp A well in Culberson County using a 20-stage completion. That well is currently undergoing production testing.

In Reeves County, Texas, Cimarex has drilled and completed three gross (three net) horizontal Wolfcamp A wells. The most recent well was drilled and completed using a 10,000-foot lateral and had a first 30-day average gross production rate of 1,816 BOE per day (56 percent oil, 23 percent gas and 21 percent NGL). Cimarex currently has a second long lateral well drilling and two wells waiting on completion in Reeves County.

During the third quarter, Cimarex added 10,000 net prospective Wolfcamp acres in Ward County, Texas, bringing its total net prospective Wolfcamp acreage in the Delaware Basin to 180,000 acres. The company currently has one rig drilling Wolfcamp wells in Ward County.

Cimarex also reported a successful well in the Avalon shale in Lea County, New Mexico. The well had first 30-day average gross production of 1,038 BOE per day (60 percent oil) and was completed using an upsized frac (22 stages). The Avalon shale represents further opportunity for Cimarex in the Delaware Basin. The company has approximately 13,700 net prospective acres in Lea County.

Mid-Continent Update
Mid-Continent production averaged 337.6 MMcfe per day for the third quarter of 2013, a four percent increase over the third quarter 2012 average of 324.3 MMcfe per day. Our Cana-Woodford area represented 216.9 MMcfe per day of the third quarter 2013 total, an 18 percent increase versus the same period last year. Year-to-date Cimarex has drilled and completed 154 gross (56 net) wells in the Mid-Continent region, 134 gross (49 net) of which were in the Cana-Woodford shale play. All were completed as producers. At September 30, 35 gross (12 net) wells were awaiting completion.

Cimarex's average daily production by commodity and region is summarized below:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Gas (Mcf per day)
Permian Basin	102,543	79,502	93,944	78,007
Mid-Continent	230,217	224,009	232,600	218,411
Gulf Coast/Other	14,062	20,735	13,799	24,110
	346,822	324,246	340,343	320,528

Oil (Barrels per day)
Permian Basin	31,993	25,000	29,343	22,839
Mid-Continent	5,801	6,120	5,944	5,802
Gulf Coast/Other	1,498	1,336	1,177	1,602
	39,292	32,456	36,464	30,243
NGL (Barrels per day)
Permian Basin	9,575	7,501	7,643	6,523
Mid-Continent	12,090	10,598	13,129	9,934
Gulf Coast/Other	708	1,261	778	1,487
	22,373	19,360	21,550	17,944
Total Equivalent (Mcfe per day)
Permian Basin	351,951	274,508	315,860	254,179
Mid-Continent	337,563	324,317	347,038	312,827
Gulf Coast/Other	27,299	36,318	25,527	42,644
	716,813	635,143	688,425	609,650

2013 Outlook
Cimarex estimates fourth quarter 2013 total company volumes to average 714-734 MMcfe per day. As a result, 2013 total company volumes are now projected to average 695-700 MMcfe/d, 11 to 12 percent growth over 2012 with oil volumes projected to grow 18 percent. Adjusted for property sales in 2012, production is expected to grow 14 percent.

Capital investment in exploration and development is now expected to be between $1.55 and $1.6 billion, the result of slightly higher acreage acquisition and somewhat higher activity levels.

Expenses for 2013 are expected to fall within the following ranges:

$/Mcfe
Production expense	$1.11 - $1.16
Transportation & other operating expense	0.40 - 0.45
DD&A and ARO accretion	2.35 - 2.45
General and administrative expense	0.28 - 0.32
Taxes other than income (% of oil and gas revenue)	5.8% - 6.2%

Other
Cimarex has oil swaps and collars covering 12,000 barrels per day through December 2013 and collars covering 6,000 barrels per day from January through December 2014. The company has Mid-Continent natural gas collars on 80,000 MMBTU per day through December 2014. The following table summarizes the current open hedge positions:

Oil Contracts

				Weighted Average Price
Period	Type	Bbls/day	Index	Floor	Ceiling		Swap
Oct - Dec 13	Swap	6,000	WTI	NA	NA		$96.13
Oct - Dec 13	Collar	6,000	WTI	$85.00	$102.31	$	NA
Jan – Dec 14	Collar	6,000	WTI	$85.00	$105.68	$	NA

Gas Contracts

				Weighted Ave. Price
Period	Type	MMBTU/day	Index(4)	Floor	Ceiling
Oct 13 – Dec 14	Collar	80,000	PEPL	$3.51	$4.57

Cimarex accounts for commodity derivative contracts using the mark-to-market (through income) accounting method.

Conference call and webcast
Cimarex will host a conference call and webcast today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 877-270-2148 five minutes before the scheduled start time (international callers dial 1-412-902-6510). A replay will be available for one week following the call and can be accessed by dialing 877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10034791.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the Company is providing revised "2013 guidance", which contains projections for certain 2013 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from Company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the Company including, among other things: oil, NGL and natural gas price volatility; the ability to complete property sales or other transactions; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; declines in the values of our oil and gas properties resulting in impairments; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the Company's risk management activities; title to properties; litigation; environmental liabilities; and other factors discussed in the Company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)

The reconciliation of earnings per diluted share adjusted for the impact of open mark-to-market derivative positions, which is a non-GAAP measure, is as follows:  For the third quarter of 2013, diluted earnings per share of $1.59 plus the per share tax-effected loss related to open derivative positions of $0.03 equals $1.62 diluted earnings per share.  For the third quarter of 2012, diluted earnings per share of $0.97 plus the per share tax-effected loss related to open derivative positions of $0.04 equals $1.01 diluted earnings per share.  Management believes that this non-GAAP measure is useful information for investors and it is a common statistic referred to by the investment community.

(2)	Adjusted cash flow from operations is a non-GAAP financial measure. See below for a reconciliation of the related amounts.
(3)

Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $900 million divided by long-term debt of $900 million plus stockholders' equity of $3,816 million.  Management believes that this non-GAAP measure is useful information for investors and it is a common statistic referred to by the investment community.

(4)	PEPL refers to Panhandle Eastern Pipe Line, Tex/OK Mid-Continent Index as quoted in Platt's Inside FERC.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
Net cash provided by operating activities	$370,962	$261,216	$940,748	$836,148
Change in operating assets
and liabilities	23,027	29,957	91,971	(1,509)

Adjusted cash flow from operations	$393,989	$291,173	$1,032,719	$834,639

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Total gas production - Mcf	31,907,621	29,830,627	92,913,719	87,824,541
Gas volume - Mcf per day	346,822	324,246	340,343	320,528
Gas price - per Mcf	$3.72	$2.79	$3.73	$2.71

Total oil production - barrels	3,614,865	2,985,956	9,954,625	8,286,503
Oil volume - barrels per day	39,292	32,456	36,464	30,243
Oil price - per barrel	$102.88	$88.18	$93.81	$91.67

Total NGL production - barrels	2,058,331	1,781,139	5,883,094	4,916,753
NGL volume - barrels per day	22,373	19,360	21,550	17,944
NGL price - per barrel	$28.63	$28.55	$28.57	$31.35

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
Acquisitions:
Proved *	$(246)	$—	$677	$—
Unproved	1,816	4,636	5,481	11,349
	1,570	4,636	6,158	11,349

Exploration and development:
Land and Seismic	59,035	28,226	127,064	86,613
Exploration and development	328,655	389,989	1,059,546	1,120,740
	387,690	418,215	1,186,610	1,207,353

Sale proceeds:
Proved *	1,212	(10,894)	(36,667)	(11,079)
Unproved	—	—	(1,041)	(1,088)
	1,212	(10,894)	(37,708)	(12,167)

	$390,472	$411,957	$1,155,060	$1,206,535

*

The negative amount in the third-quarter 2013 proved acquisitions and the positive amount in the third-quarter 2013 proved sales proceeds reflect net purchase price adjustments related to second-quarter 2013 activity.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)

Revenues:
Gas sales	$118,824	$83,208	$346,492	$238,102
Oil sales	371,881	263,315	933,879	759,609
NGL sales	58,922	50,860	168,106	154,160
Gas gathering, processing and other, net	11,709	9,529	32,972	31,199
	561,336	406,912	1,481,449	1,183,070
Costs and expenses:
Depreciation, depletion, amortization and accretion	160,979	139,499	449,931	384,964
Production	76,166	62,699	214,985	192,818
Transportation and other operating	25,838	14,481	66,494	40,966
Gas gathering and processing	6,970	5,496	18,310	15,302
Taxes other than income	31,104	24,095	84,039	72,738
General and administrative	19,003	14,742	57,416	41,523
Stock compensation	3,347	8,301	10,459	17,519
(Gain) loss on derivative instruments, net	10,824	5,329	(1,233)	(661)
Other operating, net	2,507	2,236	7,804	7,295
	336,738	276,878	908,205	772,464

Operating income	224,598	130,034	573,244	410,606

Other (income) and expense:
Interest expense	12,945	12,191	38,228	32,852
Amortization of deferred financing costs	1,009	1,032	3,044	2,718
Capitalized interest	(7,286)	(9,231)	(23,868)	(26,154)
Loss on early extinguishment of debt	—	—	—	16,214
Other, net	(2,263)	(6,159)	(13,637)	(18,714)

Income before income tax	220,193	132,201	569,477	403,690
Income tax expense	81,823	47,939	211,615	149,019

Net income	$138,370	$84,262	$357,862	$254,671

Earnings per share to common stockholders:

Basic	$1.59	$0.97	$4.12	$2.94
Diluted	$1.59	$0.97	$4.12	$2.93

Dividends per share	$0.14	$0.12	$0.42	$0.36

Shares attributable to common stockholders:
Unrestricted common shares outstanding	85,213	84,681	85,213	84,681
Diluted common shares	85,347	84,997	85,330	85,021

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	86,847	86,589	86,847	86,589
Fully diluted shares	86,981	86,905	86,964	86,929

Comprehensive income:
Net income	$138,370	$84,262	$357,862	$254,671
Other comprehensive income:
Change in fair value of investments, net of tax	302	238	401	502
Total comprehensive income	$138,672	$84,500	$358,263	$255,173

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)

Cash flows from operating activities:
Net income	$138,370	$84,262	$357,862	$254,671
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	160,979	139,499	449,931	384,964
Deferred income taxes	81,823	49,568	211,615	150,648
Stock compensation	3,347	8,301	10,459	17,519
(Gain) loss on derivative instruments	10,824	5,329	(1,233)	(661)
Settlements on derivative instruments	(6,097)	—	(4,332)	—
Loss on early extinguishment of debt	—	—	—	16,214
Changes in non-current assets and liabilities	3,312	2,815	9,102	7,930
Amortization of deferred financing costs
and other, net	1,431	1,399	(685)	3,354
Changes in operating assets and liabilities:
Receivables, net	(33,071)	(83,436)	(88,131)	24,398
Other current assets	(5,041)	13,673	9,799	8,763
Accounts payable and accrued liabilities	15,085	39,806	(13,639)	(31,652)
Net cash provided by operating activities	370,962	261,216	940,748	836,148
Cash flows from investing activities:
Oil and gas expenditures	(389,417)	(423,134)	(1,165,555)	(1,181,742)
Sales of oil and gas assets	23,300	10,894	37,707	12,167
Sales of other assets	95	142	31,252	550
Other expenditures	(9,182)	(16,826)	(34,657)	(42,913)
Net cash used by investing activities	(375,204)	(428,924)	(1,131,253)	(1,211,938)
Cash flows from financing activities:
Net bank debt borrowings	8,000	80,000	150,000	25,000
Proceeds from other long-term debt	—	—	—	750,000
Other long-term debt payments	—	—	—	(363,595)
Financing costs incurred	(100)	(1,129)	(100)	(13,821)
Dividends paid	(12,122)	(10,330)	(34,570)	(29,199)
Issuance of common stock and other	8,463	7,646	10,168	10,410
Net cash provided by financing activities	4,241	76,187	125,498	378,795
Net change in cash and cash equivalents	(1)	(91,521)	(65,007)	3,005
Cash and cash equivalents at beginning of period	4,532	96,932	69,538	2,406
Cash and cash equivalents at end of period	$4,531	$5,411	$4,531	$5,411

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
	2013	2012
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$4,531	$69,538
Restricted cash	818	—
Receivables, net	391,105	302,974
Oil and gas well equipment and supplies	69,517	81,029
Deferred income taxes	13,902	8,477
Derivative instruments	7,168	—
Other current assets	9,832	8,119
Total current assets	496,873	470,137
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	12,466,073	11,258,748
Unproved properties and properties under development,
not being amortized	597,526	645,078
	13,063,599	11,903,826
Less – accumulated depreciation, depletion and amortization	(7,318,137)	(6,899,057)
Net oil and gas properties	5,745,462	5,004,769
Fixed assets, net	137,455	152,605
Goodwill	620,232	620,232
Derivative instruments	2,717	—
Other assets, net	51,625	57,409
	$7,054,364	$6,305,152
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$111,082	$103,653
Accrued liabilities	403,413	392,909
Derivative instruments	4,320	—
Revenue payable	187,065	149,300
Total current liabilities	705,880	645,862
Long-term debt	900,000	750,000
Deferred income taxes	1,338,623	1,121,353
Other liabilities	293,576	313,201
Total liabilities	3,238,079	2,830,416
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
86,838,423 and 86,595,976 shares issued, respectively	868	866
Paid-in capital	1,959,160	1,939,628
Retained earnings	1,855,382	1,533,768
Accumulated other comprehensive income	875	474
	3,816,285	3,474,736
	$7,054,364	$6,305,152

CONTACT: Cimarex Energy Co., Mark Burford, VP – Capital Markets & Planning, 303.295.3995, or Karen Acierno, Director of Investor Relations, 303.285.4957, www.cimarex.com